Exhibit 99.1

Willis Group Holdings and Hilb Rogal & Hobbs Agree to Combine in $2.1 Billion Transaction Aimed at Accelerating Growth and Increasing Client Value

Willis Group Holdings and Hilb Rogal & Hobbs Agree to Combine in $2.1 Billion Transaction Aimed at Accelerating Growth and Increasing Client Value

     -- Doubles Willis North America Revenues and Strengthens Leadership in Attractive Growth Markets

     -- More Than Doubles Willis's High-Growth Employee Benefits Business in North America; Adds Depth and Breadth to Other Key Practice Areas

     -- Strengthens Willis's Middle Market Leadership and Reinforces Large Account Presence

     -- Purchase Price is 2.4x Estimated 2008 Revenues, Less Than 10x Estimated 2008 EBITDA

     -- Immediately Accretive to Willis Cash EPS; Accretive to GAAP EPS from Year Two

NEW YORK & RICHMOND, Va.--June 09, 2008--

Willis Group Holdings Limited (NYSE: WSH), the global insurance broker, and Hilb Rogal & Hobbs Company (NYSE:HRH), one of the world's largest insurance and risk management intermediaries, announced today that the companies will combine forces in a transaction that will double Willis's North America revenues and strengthen its leadership in attractive growth markets.

Under the terms of the definitive agreement, Willis will acquire all of the outstanding shares of common stock of HRH for $46.00 per share, 50 percent cash and 50 percent stock, subject to the collar described below, in a transaction having an equity value of approximately $1.7 billion and an enterprise value of approximately $2.1 billion. The transaction is expected to close in the fourth quarter of 2008 and is subject to customary closing conditions, including regulatory and HRH shareholder approval.

The total purchase price of $2.1 billion represents a multiple of 2.4 times estimated 2008 HRH revenues and less than 10 times estimated 2008 EBITDA (defined as earnings before interest expense, income taxes, depreciation and amortization), including the assumption of an estimated $400 million of HRH debt. Annualized synergies are expected to amount to approximately $140 million by 2012. Over time, Willis plans to repurchase a majority of the shares issued in connection with the transaction under its previously approved $1 billion buyback plan.

Willis expects the acquisition to be accretive to cash earnings per share from the close and to GAAP earnings per share from year two.

Dramatically Increases Scale of North America Operations in Attractive Growth Areas

Combining these complementary businesses will substantially improve Willis's position in important areas in North America including California, Florida, Texas, Illinois, New York, Boston, New Jersey and Philadelphia, and in key business lines. In particular, it will more than double

Willis's North America revenues in Employee Benefits, an already strong area of expertise that Willis has targeted for further growth. In addition, it will further strengthen key practice areas including personal lines, real estate, health care, environmental, construction, complex property and executive risk.

The transaction will greatly strengthen Willis's leadership as a middle market broker and reinforce its large account presence. It also will further expand the range of Willis's specialty expertise and complement Willis's substantial presence in the London market. With a more robust and diversified platform, the combined company will deliver greatly enhanced value to clients.

"This dynamic transaction is all about growth. It's truly transformational for our North America business. Only HRH has the scale and fit in attractive growth areas to take our business to the next level," said Joe Plumeri, Chairman and CEO of Willis. "HRH's complementary strengths and geographic footprint will help us accelerate the performance momentum we've achieved through our Shaping our Future strategy.

"HRH has some of the best brokers in the world and I'm proud to have the opportunity to partner with people of this caliber," Mr. Plumeri continued. "We share the same passion for excellence and there's no limit to what we can accomplish together. It's really the best of both worlds for our clients. We bring global reach and expertise, while HRH brings added talent and local market presence. All this should translate into significant value for our shareholders."

Martin L. Vaughan, III, Chairman and CEO of HRH, said the combination has the full support of the Board of Directors and the senior management team at HRH. " Our complementary footprint and Willis's strength in important Global Specialties such as aerospace, energy, construction, marine, financial institutions and executive risk make our two companies an outstanding strategic fit," Mr. Vaughan said. "We are already developing detailed plans to make sure that the integration process is smooth and seamless for our clients. We see exciting opportunities for our talented Associates to enhance their careers in a truly global enterprise."

F. Michael Crowley, President and Chief Operating Officer of HRH, said, "Joining these two great companies is a major step forward in achieving our shared vision of being the best insurance brokerage company in the world. Our companies share the same culture and values, in particular an absolute commitment to serving clients while at the same time providing an inspiring and rewarding environment for our Associates."

Boosts North America Operations to Nearly Half of Willis Worldwide Revenues

The two companies have complementary strengths. In 2007, Willis Group delivered strong financial performance and demonstrated that its Shaping our Future strategy - specific initiatives designed to drive profitable growth - is working. The company continues to have peer-leading operating margins and organic revenue growth. HRH is a leading middle market U.S.-based insurance broker with a large account portfolio. HRH generated $800 million of revenues in 2007, with $57 million from its international operations, which are based in London.

The HRH footprint in the United States will result in a significant expansion of Willis's already extensive retail platform. The combination will boost the contribution of North America to Willis's overall revenues from 30 percent in 2007 to an estimated 45 percent on a pro forma basis, enhancing the mix among its North America, International and Global segments. It also will positively rebalance Willis's business lines mix, with the Reinsurance businesses, which in 2007 accounted for 15 percent of Willis's revenues, going to 12 percent of the revenues of the combined company. Meanwhile, the Employee Benefits business will increase from 10 percent of Willis's current revenues to 13 percent of the revenues of the combined company.

Willis estimates that the transaction will be 7 percent accretive to cash earnings per share in 2009, 10 percent in 2010 and 14 percent in 2011. It is expected to be 3 percent dilutive to GAAP earnings per share in 2009, 2 percent accretive in 2010 and 6 percent in 2011. It is the company's intention to buy back over time the majority of the shares issued as part of the transaction.

Overall annualized cost savings and efficiencies are expected to amount to approximately $100 million pre-tax ($70 million after tax) - 50 percent realized in 2009 and 100 percent realized in 2010. Implementation of Shaping our Future initiatives is expected to drive further efficiencies of $40 million pre-tax annualized by 2012. Willis expects to incur approximately $75 million in one-time costs related to the transaction.

Consistent with the agreement that Willis reached last week with the New York State Attorney General and New York State Department of Insurance - and in keeping with Willis's commitment not to accept contingent compensation - Willis will phase out HRH's contingent commissions over three years.

Terms of the Agreement

Under the terms of the definitive agreement, HRH shareholders can elect to receive the merger consideration in the form of cash or shares of common stock of Willis, subject to proration in order to ensure that the cash and stock elections each represent 50 percent of the total consideration paid. In addition, the cash consideration is subject to increase to an amount above 50 percent of the total consideration (i) if the stock election represents less than 50 percent of the total consideration or (ii) to ensure that the number of shares issued by Willis does not exceed 19.9 percent of the total number of shares outstanding at the effective time of the transaction.

The definitive agreement includes a collar. Half of the value of the per-share merger consideration, or $23.00 (representing the cash component), is always fixed - whether a shareholder elects to receive cash or stock. The remaining value of the merger consideration (representing the stock component) is calculated based on the average trading price of Willis common stock during the ten-day period ending two days prior to the closing date. If the average Willis stock price during this period is greater than or equal to $31.46 or less than or equal to $40.04, the stock component is fixed and is equal to $23.00. Outside this collar, the exchange ratio is fixed (based on the exchange ratio that would result at the top and bottom of the collar) and, therefore, the value of the stock component may be worth more or less than $23.00, based on the value of Willis common stock, again, whether or not a shareholder elects to receive cash or stock. Depending on the Willis stock price, the merger consideration will either be an amount greater or less than $46.00 per share. However, the value of the merger consideration (based on the ten-day pre-closing Willis trading price) will be the same regardless of whether HRH shareholders elect to receive stock or cash.

Banc of America Securities LLC is acting as financial advisor and Weil Gotshal & Manges LLP is acting as legal advisor to Willis in connection with the transaction. In addition, Banc of America Securities LLC, as Lead Arranger and Book Manager, and Bank of America N.A., as Administrative Agent, have provided committed financing for the transaction. HRH has been advised by Sandler O'Neill & Partners, L.P., and Wachtell, Lipton, Rosen & Katz.

Combined Company to be Named Willis HRH in North America

The new organization in North America will be renamed Willis HRH upon completion of the transaction. It will be led by an Office of the Chairman including Don Bailey as Chairman and CEO, F. Michael Crowley as President and Martin L. Vaughan, III, as Vice Chairman of Willis Group Holdings.

Detailed plans are being developed to combine the two companies. The integration will be led by Mr. Bailey, effective immediately, to ensure a smooth and seamless process.

Teleconference Call:

On Monday, June 9, 2008, at 10:00 A.M. Eastern Time, Joe Plumeri, Chairman and Chief Executive Officer of Willis Group Holdings Limited, and Martin L. Vaughan, III, Chairman and Chief Executive Officer of Hilb Rogal & Hobbs Company, will hold a joint conference call to discuss today's announcement with analysts. Interested parties may access the conference call by calling (888) 790-3153 (domestic) or +1 (517) 308-9033 (international) with a passcode of "Willis." Media and individuals will be in a listen-only mode. Participants are asked to call in a few minutes prior to the call in order to register for the event.

Interested parties may also access the conference call in a listen-only mode via the Internet. To do so they should go to the "Investor Relations" section of the Willis and HRH websites at www.willis.com and www.hrh.com, respectively, and register for the call. A replay of the call will be available through July 09, 2008 at 11:59 PM Eastern Time, by calling (888) 568-0743 (domestic) or + 1 (402) 998-0215 (international) with no passcode, or by accessing the websites.

About Willis Group Holdings Limited

Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. Willis has more than 300 offices in some 100 countries, with a global team of approximately 16,000 Associates serving clients in some 190 countries. Additional information on Willis may be found at www.willis.com.

About Hilb Rogal & Hobbs Company

Hilb Rogal & Hobbs Company (HRH) is the eighth largest insurance and risk management intermediary in the United States, with over 140 offices throughout the United States and the world. HRH helps clients manage their risks in property and casualty, employee benefits, professional liability and other areas of specialized exposure. In addition, HRH offers a full range of personal and corporate financial products and services. HRH is focused on understanding our clients' businesses, employees and risks, as well as the insurance and financial markets, so that we can develop insurance, risk management and employee benefits solutions that best fit their needs. The company's common stock is traded on the New York Stock Exchange, symbol HRH. More information about HRH may be found at www.hrh.com

Forward Looking Statements

This communication may contain forward-looking information regarding Willis Group Holdings Limited and Hilb Rogal & Hobbs Company and the combined company after the completion of the transaction that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the potential benefits of the business combination transaction involving Willis and HRH, including future financial and operating results, the combined company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on current beliefs, expectations, forecasts and assumptions of Willis's and HRH's management that are subject to risks and uncertainties which could cause actual outcomes and results to differ materially from these statements. Other risks and uncertainties relating to the proposed transaction include, but are not limited to, the satisfaction of conditions to closing, including receipt of shareholder, regulatory and other approvals on the proposed terms and schedule, the proposed transaction may not be consummated on the proposed terms and schedule, uncertainty of the expected financial performance of Willis following completion of the proposed transaction, Willis may not be able to achieve the expected cost savings, synergies and other strategic benefits as a result of the proposed transaction or may take longer to achieve the cost savings, synergies and benefits than expected, the integration of HRH with Willis's operations may not be successful or may be materially delayed or may be more costly or difficult than expected, general industry and market conditions, general domestic and international economic conditions and governmental laws and regulations affecting domestic and foreign operations.

For more information regarding other related risks, see Item 1A of Willis's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and Item 1A of HRH's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and similar sections of each company's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2008. Copies of said 10-Ks and 10-Qs are available online at http://www.sec.gov or on request from the applicable company. You should not place undue reliance on forward-looking statements, which speak only as of the date of this communication. Except for any obligation to disclose material information under the Federal securities laws, Willis and HRH undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this communication.

Important Merger Information

In connection with the proposed transaction, Willis and HRH intend to file relevant materials with the Securities and Exchange Commission ("SEC"). Willis will file with the SEC a Registration Statement on Form S-4 that includes a proxy statement of HRH that also constitutes a prospectus of Willis. HRH will mail the proxy statement/prospectus to its shareholders. Investors are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Willis and HRH without charge, at the SEC's website (http://www.sec.gov) once such documents are filed with the SEC. You may also obtain these documents, free of charge, from Willis's web-site (www.willis.com) under the tab "Investor Relations" and then under the heading "Financial Reporting" then under the item "SEC Filings." You may also obtain these documents, free of charge, from HRH's website (www.hrh.com) under the heading "Investor Relations" and then under the tab "SEC Filings."

Willis, HRH and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from HRH shareholders in connection with the proposed transaction. Information about Willis's directors and executive officers is available in Willis's proxy statement, dated March 17, 2008. Information about HRH's directors and executive officers is available in HRH's proxy statement, dated March 31, 2008. Additional information about the interests of potential participants will be included in the prospectus/proxy statement when it becomes available. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus, meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

CONTACT:

Willis:

Media: Valerie Di Maria, 212-915-8272     valerie.dimaria@willis.com

            Ingrid Bosch, +44 (0) 20 3124 7182   boschi@willis.com

            or

Investors: Kerry K. Calaiaro, 212-915-8084   kerry.calaiaro@willis.com

            or

HRH:

Media: Liz Cougot, 804-747-3120   liz.cougot@hrh.com

            or

Investors:    Carolyn Jones, 804-747-3108    carolyn.jones@hrh.com